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                            SCHEDULE 14A INFORMATION

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    /X/  Soliciting  Material  Pursuant  to  Section  240.14a-11(c)  or  Section
         240.14a-12

                                  TELEDYNE, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEWS RELEASE                                        [TELEDYNE LOGO]
FOR IMMEDIATE RELEASE                               CONTACT:  Rosanne O'Brien
                                                    Teledyne, Inc.
                                                    310/551-4265


             DR. WILLIAM OUCHI NOMINATED FOR SEAT ON TELEDYNE BOARD

     LOS ANGELES, Calif., March 7, 1996 -- William G. Ouchi, well-known author and professor of management in the Anderson Graduate School of Management at UCLA, has been nominated by Teledyne, Inc. (NYSE:TDY) for election to the Teledyne Board of Directors. Dr. Ouchi is one of Teledyne's eight candidates nominated for election at Teledyne's Annual Meeting of Shareholders to be held on April 24.

     Dr. Ouchi's first book, THEORY Z: HOW AMERICAN MANAGEMENT CAN MEET THE JAPANESE CHALLENGE, was a national best seller and has been published in 14 foreign editions. For more than 20 years, Dr. Ouchi, 52, has served as a management consultant to several of the largest manufacturing corporations in the world. Dr. Ouchi also served as advisor and then Chief of Staff to Los Angeles Mayor Richard Riordan from 1993 to 1995.

     "Dr. Ouchi has an impressive record of achievement as an internationally respected expert on management both in the academic and business environments. We look forward to his valuable contributions to Teledyne's Board," said William P. Rutledge, Teledyne Chairman and Chief Executive Officer.

     Dr. Ouchi holds a bachelor's degree from Williams College, an MBA from Stanford, and a doctorate from the University of Chicago.

     Dr. Ouchi, a member of UCLA's faculty since 1979, teaches management and organization design and conducts research on the structure of large organizations, especially high-technology manufacturing companies and automobile manufacturers. Prior to joining UCLA, he taught at the University of Chicago and Stanford University. He also continues as Chairman of the Riordan Programs, which serve minority high school and college students in Southern California.

     Currently, Dr. Ouchi serves on the Boards of Directors of First Federal Bank of California, Williams College, KCET public television, California Community Foundation, and the Commission on Presidential Debates. He is also a member of the Consumer Advisory Committee of the U. S. Securities and Exchange Commission, and of the Real Estate Advisory Committee of the Trust Company of the West.

     Teledyne, Inc. is a federation of technology-based businesses serving worldwide customers with commercial and government-related aviation and electronics products; high-value specialty metals for consumer, industrial and aerospace applications; and industrial and consumer products.

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                  CERTAIN INFORMATION CONCERNING PARTICIPANTS

  The following information concerns the directors and nominees of Teledyne, Inc. ("Teledyne") for election at Teledyne's 1996 Annual Meeting of Shareholders, each of whom may be deemed participants in the solicitation of proxies on behalf of Teledyne's Board of Directors: Frank V. Cahouet (Chairman of the Board, Chief Executive Officer and President of Mellon Bank Corporation) is the direct beneficial owner of 7,154 shares of Teledyne Common Stock (including 7,054 shares subject to stock options exercisable within 60 days of February 29, 1996) and 4 shares of Teledyne Series E Cumulative Preferred Stock ("Series E Preferred"); Diane
C. Creel (Chief Executive Officer of Earth Tech) is the direct beneficial owner of 3,668 shares of Teledyne Common Stock (including 3,568 shares subject to stock options exercisable within 60 days of February 29, 1996) and 3 shares of Series E Preferred Stock; William G. Ouchi (Professor of Management, The John E. Anderson School of Management, UCLA) is the direct beneficial owner of 500 shares of Teledyne Common Stock; Donald B. Rice (President and Chief Operating Officer of Teledyne) is the direct beneficial owner of 281,000 shares of Common Stock (including 180,000 shares subject to stock options exercisable within 60 days of February 29,
1996) and 2,390 shares of Series E Preferred Stock; George A. Roberts (private investor) directly and through his spouse, may be deemed to be the beneficial owner of 428,415 shares of Teledyne Common Stock and 17,132 shares of Series E Preferred Stock. Dr. Roberts also is the beneficial owner of $852,000 principal amount of Teledyne debt securities. Dr. Roberts disclaims beneficial ownership of the shares of Common Stock and Series E Preferred Stock held in his spouse's name; William P. Rutledge (Chairman of the Board and Chief Executive Officer of Teledyne) is the direct beneficial owner of 419,000 shares of Teledyne Common Stock (including 410,000 shares subject to stock options exercisable within 60 days of February 29, 1996) and 360 shares of Series E Preferred Stock; Fayez
Sarofim (Chairman of the Board and President of Fayez Sarofim &
Co.) individually and through Sarofim International Management Company which is a wholly owned subsidiary of Fayez Sarofim & Co. (of which Mr. Sarofim is the majority shareholder) and the Pension and Profit Sharing Trusts of Fayez Sarofim & Co., (of which Mr. Sarofim is trustee), may be deemed to be the beneficial owner of 1,316,250 shares of Teledyne Common Stock and 53,646 shares of Series E Preferred Stock. In addition, as of February 27, 1996, Fayez Sarofim & Co., through numerous investment advisory accounts over which it may exercise discretion, may be deemed to have beneficially owned approximately $2.3 million principal amount of Teledyne debt securities; and, Henry E. Singleton (rancher and private investor) is the direct beneficial owner of 7,272,260 shares of Teledyne Common Stock and 290,888 shares of Series E Preferred Stock. Dr.
Singleton also is the beneficial owner of $28,000 principal amount of Teledyne debt securities. Unless otherwise noted, the foregoing share ownership numbers are as of February 29, 1996. Each of Messrs. Roberts, Sarofim and Singleton is a director of both Argonaut Group, Inc. ("Argonaut") and Unitrin, Inc. ("Unitrin"), which are former subsidiaries of Teledyne. Mr. Cahouet is a director of Mellon Bank Corporation ("MBC") and, Ms. Creel was a director of The Earth Technology Corporation ("Earth Tech") until it was acquired by Tyco International Company. Teledyne was, during 1995, and continues to be, a party to certain contracts and transactions with Argonaut, Unitrin, Earth Tech and a wholly-owned subsidiary of MBC.